EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for First Quarter of 2020

BIRMINGHAM, Ala., April 20, 2020 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter ended March 31, 2020.

First Quarter 2020 Highlights:

  Net income of $34.8 million for the quarter
  Net interest margin increased to 3.58% compared to 3.47% in the fourth quarter of 2019
  Diluted earnings per share were $0.64 for the quarter
  Deposits grew 16% annualized during the quarter
  Loan loss reserves were enhanced during the quarter in light of current economic conditions
  Non-interest income increased by $1.7 million, or 35%, year-over-year

Tom Broughton, Chairman, President and CEO, said, “Our current focus is on serving our client needs during the current pandemic and our team has done an outstanding job. I could not be more proud of our hard working bankers who have gone above and beyond.  They are what makes our company a standout in our industry for customer service.”

Bud Foshee, CFO, said, “We are pleased to have a strong balance sheet and solid profitability that positions us well during the current pandemic and beyond. Our return on average assets was 1.54% during the first quarter. Our pre-tax, pre-provision return on average assets was 2.49% during the first quarter, which is among the best in the banking industry.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending March 31, 2020	Period Ending December 31, 2019	% Change From Period Ending December 31, 2019 to Period Ending March 31, 2020	Period Ending March 31, 2019	% Change From Period Ending March 31, 2019 to Period Ending March 31, 2020
QUARTERLY OPERATING RESULTS
Net Income	$34,778	$41,037	(15)%	$35,010	(1)%
Net Income Available to Common Stockholders	$34,778	$41,005	(15)%	$35,010	(1)%
Diluted Earnings Per Share	$0.64	$0.76	(16)%	$0.65	(2)%
Return on Average Assets	1.54%	1.80%		1.75%
Return on Average Common Stockholders' Equity	16.23%	19.75%		19.42%
Average Diluted Shares Outstanding	54,167,414	54,149,554		54,076,538

BALANCE SHEET
Total Assets	$9,364,882	$8,947,653	5%	$8,310,836	13%
Loans	7,568,836	7,261,451	4%	6,659,908	14%
Non-interest-bearing Demand Deposits	1,925,626	1,749,879	10%	1,572,703	22%
Total Deposits	7,832,655	7,530,433	4%	7,083,666	11%
Stockholders' Equity	881,885	842,682	5%	745,586	18%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $34.8 million for the quarter ended March 31, 2020, compared to net income and net income available to common stockholders of $35.0 million for the same quarter in 2019.  Basic and diluted earnings per common share were $0.65 and $0.64, respectively, for the first quarter of 2020, compared to $0.65 and $0.65, respectively, for the first quarter of 2019.

Annualized return on average assets was 1.54% and annualized return on average common stockholders’ equity was 16.23% for the first quarter of 2020, compared to 1.75% and 19.42%, respectively, for the first quarter of 2019.

Net interest income was $77.6 million for the first quarter of 2020, compared to $75.8 million for the fourth quarter of 2019 and $68.8 million for the first quarter of 2019.  The net interest margin in the first quarter of 2020 was 3.58% compared to 3.47% in the fourth quarter of 2019 and 3.56% in the first quarter of 2019.  Linked quarter decreases in average rates paid on deposits in excess of decreases in loan yields drove a favorable rate change and increases in average balances in loans, non-interest-bearing demand deposits and equity drove favorable volume change.

Average loans for the first quarter of 2020 were $7.36 billion, an increase of $259.0 million, or 15% annualized, over average loans of $7.10 billion for the fourth quarter of 2019, and an increase of $759.7 million, or 12%, over average loans of $6.60 billion for the first quarter of 2019.

Average total deposits for the first quarter of 2020 were $7.64 billion, a decrease of $44,000,  from average total deposits of $7.68 billion for the fourth quarter of 2019, and an increase of $662.7 million, or 10%, over average total deposits of $6.98 billion for the first quarter of 2019.

Non-performing assets to total assets were 0.44% for the first quarter of 2020, a decrease of six basis points compared to 0.50% for the fourth quarter of 2019 and an increase of three basis points compared to 0.41% for the first quarter of 2019. Annualized net charge-offs to average loans were 0.26%, a 10 basis point decrease compared to 0.36% for the fourth quarter of 2019 and an increase of six basis points compared to 0.20% for the first quarter of 2019.  We recorded a $13.6 million provision for loan losses in the first quarter of 2020 compared to $5.9 million in the fourth quarter of 2019 and $4.9 million in the first quarter of 2019.  We have added a new pandemic qualitative factor to our allowance for loan loss calculation and have increased qualitative factors related to macroeconomic conditions; these changes resulted in the need for an additional loan loss provision during the quarter.  The allowance for loan loss as a percentage of total loans was 1.13% at March 31, 2020, an increase of eight basis points compared to 1.05% at December 31, 2019 and an increase of 11 basis points compared to 1.02% as of March 31, 2019.  The CARES Act, passed into law on March 27, 2020 as a result of the COVID-19 outbreak, allows companies to delay their adoption of Accounting Standards Update (ASU) 2016-13, Measurement of Credit Losses on Financial Instruments (CECL), including the current expected credit losses methodology for estimating allowances for credit losses. We have elected to delay adoption of ASU 2016-13 until the date on which the national emergency concerning the COVID-19 outbreak terminates or December 31, 2020, with an effective retrospective implementation date of January 1, 2020.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income for the first quarter of 2020 increased $1.8 million, or 36%, to $6.7 million from $4.9 million in the first quarter of 2019.  Deposit service charges increased $214,000 in the first quarter of 2020, or 13%, compared to the first quarter of 2019.  Mortgage banking revenue almost doubled to $1.1 million from the first quarter of 2019 to the first quarter of 2020.  Mortgage loan sales increased approximately 96% during the first quarter of 2020 when compared to the same quarter in 2019.  Credit card revenue increased $189,000, or 12%, to $1.8 million during the first quarter of 2020, compared to $1.6 million during the first quarter of 2019. The number of credit card accounts increased approximately 43% and the aggregate amount of sales on all credit card accounts increased 29% during the first quarter of 2020.  Cash surrender value of life insurance increased $691,000, or 91%, to $1.5 million during the first quarter of 2020, compared to $762,000 during the first quarter of 2019.  We purchased $75.0 million of additional life insurance contracts during the third quarter of 2019.  Other income for the first quarter of 2020 increased $140,000, or 43%, to $469,000 from $329,000 in the first quarter of 2019.

Non-interest expense for the first quarter of 2020 increased $2.6 million, or 10%, to $27.9 million from $25.3 million in the first quarter of 2019, and increased $2.3 million, or 9%, on a linked quarter basis.  Salary and benefit expense for the first quarter of 2020 increased $1.4 million, or 10%, to $15.7 million from $14.3 million in the first quarter of 2019, and increased $2.0 million, or 15%, on a linked quarter basis.  We adjusted accrued incentives downward by $1.0 million in December based on actual year-end production in 2019.  The number of FTE employees increased from 485 at March 31, 2019 to 492 at March 31, 2020, or 1%, and decreased by eight from the end of the fourth quarter of 2019.  Equipment and occupancy expense increased $141,000, or 6%, to $2.4 million in the first quarter of 2020, from $2.3 million in the first quarter of 2019, and decreased $61,000 on a linked-quarter basis.  Third party processing and other services expense increased $934,000, or 39%, to $3.3 million in the first quarter of 2020, from $2.4 million in the first quarter of 2019.  Professional services expense decreased $46,000, or 5%, to $948,000 in the first quarter of 2020, from $994,000 in the first quarter of 2019, and decreased $215,000 on a linked-quarter basis.  FDIC and other regulatory assessments increased $313,000 to $1.3 million in the first quarter of 2020, from $1.0 million in the first quarter of 2019.  Growth in our assessment base was partially offset by a decrease in our assessment rate.  Expenses associated with other real estate owned increased $579,000 to $601,000 in the first quarter of 2020, from $22,000 in the first quarter of 2019.  This increase was the result of write-downs in value of property based on updated appraisals related to one foreclosed loan relationship in our Nashville region.  Other operating expenses for the first quarter of 2020 decreased $722,000, or 17%, to $3.6 million from $4.4 million in the first quarter of 2019, and decreased $235,000 on a linked-quarter basis.  Write-downs in tax credit investments decreased significantly as our New Market Tax Credit partnerships terminated at the end of 2019.  Decreases in travel and entertainment expenses also contributed to the decrease in other operating expenses.  We accrued $250,000 for a pending legal matter during the first quarter of 2020.  The efficiency ratio was 33.11% during the first quarter of 2020 compared to 34.36% during the first quarter of 2019 and compared to 30.83% during the fourth quarter of 2019.

Income tax expense decreased $467,000, or 6%, to $8.0 million in the first quarter of 2020, compared to $8.5 million in the first quarter of 2019.  Our effective tax rate was 18.76% for the first quarter of 2020 compared to 19.53% for the first quarter of 2019.  We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the first quarters of 2020 and 2019 of $1.1 million and $772,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

During the third quarter of 2019, we recorded a $1.7 million credit to our FDIC and other regulatory assessments expense as a result of the FDIC’s Small Bank Assessment Credit.  Financial measures included in this press release that are presented adjusted for this credit are net income, net income available to common stockholders, diluted earnings per share, return on average assets and return on average common stockholders’ equity. Each of these five financial measures excludes the impact of this item, net of tax, attributable to the FDIC Small Bank Assessment Credit and are all considered non-GAAP financial measures. This press release also contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015 and pre-tax, pre-provision return on average assets.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation tables provide a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	Three Months Ended September 30, 2019
Net income - GAAP	$149,243
Adjustments:
FDIC Small Bank Assessment Credit	1,669
Tax on adjustment	421
Adjusted net income - non-GAAP	$147,995

Net income available to common stockholders - GAAP	$149,180
Adjustments:
FDIC Small Bank Assessment Credit	1,669
Tax on adjustment	421
Adjusted net income available to common stockholders -
non-GAAP	$147,932

Diluted earnings per share - GAAP	$2.76
Adjustments:
FDIC Small Bank Assessment Credit	(0.03)
Tax on adjustment	0.01
Adjusted diluted earnings per share - non-GAAP	$2.74

Return on average assets - GAAP	1.73%
Net income - GAAP	$149,243
Adjustments:
FDIC Small Bank Assessment Credit	1,669
Tax on adjustment	421
Adjusted net income - non-GAAP	$147,995
Average assets - GAAP	$8,638,604
Adjusted return on average assets - non-GAAP	1.71%

Return on average common stockholders' equity - GAAP	19.15%
Net income - GAAP	$149,243
Adjustments:
FDIC Small Bank Assessment Credit	1,669
Tax on adjustment	421
Adjusted net income - non-GAAP	$147,995
Average common stockholders' equity - GAAP	$779,071
Adjusted return on average common stockholders' equity -
non-GAAP	18.99%

	At March 31, 2020	At December 31, 2019	At September 30, 2019	At June 30, 2019	At March 31, 2019
Book value per share - GAAP	$16.38	$15.71	$15.13	$14.55	$13.94
Total common stockholders' equity - GAAP	881,886	842,682	810,537	778,957	745,586
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,111	14,179	14,246	14,314	14,381
Tangible common stockholders' equity - non-GAAP	$867,775	$828,503	$796,291	$764,643	$731,205
Tangible book value per share - non-GAAP	$16.12	$15.45	$14.86	$14.29	$13.67

Stockholders' equity to total assets - GAAP	9.42%	9.42%	9.00%	8.91%	8.97%
Total assets - GAAP	$9,364,882	$8,947,653	$9,005,112	$8,740,237	$8,310,836
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,111	14,179	14,246	14,314	14,381
Total tangible assets - non-GAAP	$9,350,771	$8,933,474	$8,990,866	$8,725,923	$8,296,455
Tangible common equity to total tangible assets - non-GAAP	9.28%	9.27%	8.86%	8.76%	8.81%

Return on average assets - GAAP	1.54%
Net income	$34,778
Adjustments:
Provision for loan losses	13,584
Provision for income taxes	8,032
Net income before provision for loan losses and provision
for income taxes	$56,394
Pre-tax, Pre-Provision return on average assets - non-GAAP	2.49%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Sarasota and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: the global health and economic crisis precipitated by the COVID-19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; economic crises and associated credit issues in industries most impacted by the COVID-19 outbreak, including the restaurant, hospitality and retail sectors; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com  or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands except share and per share data)
	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019
CONSOLIDATED STATEMENT OF INCOME
Interest income	$96,767	$98,187	$101,130	$97,787	$93,699
Interest expense	19,127	22,410	28,125	27,702	24,921
Net interest income	77,640	75,777	73,005	70,085	68,778
Provision for loan losses	13,584	5,884	6,985	4,884	4,885
Net interest income after provision for loan losses	64,056	69,893	66,020	65,201	63,893
Non-interest income	6,674	6,936	6,202	5,778	4,944
Non-interest expense	27,920	25,503	25,153	26,022	25,328
Income before income tax	42,810	51,326	47,069	44,957	43,509
Provision for income tax	8,032	10,289	9,506	9,324	8,499
Net income	34,778	41,037	37,563	35,633	35,010
Preferred stock dividends	-	32	-	31	-
Net income available to common stockholders	$34,778	$41,005	$37,563	$35,602	$35,010
Earnings per share - basic	$0.65	$0.76	$0.70	$0.66	$0.65
Earnings per share - diluted	$0.64	$0.76	$0.69	$0.66	$0.65
Average diluted shares outstanding	54,167,414	54,149,554	54,096,368	54,089,107	54,076,538

CONSOLIDATED BALANCE SHEET DATA
Total assets	$9,364,882	$8,947,653	$9,005,112	$8,740,237	$8,310,836
Loans	7,568,836	7,261,451	7,022,069	6,967,886	6,659,908
Debt securities	827,032	759,649	688,271	658,221	631,946
Non-interest-bearing demand deposits	1,925,626	1,749,879	1,678,672	1,576,959	1,572,703
Total deposits	7,832,655	7,530,433	7,724,158	7,404,794	7,083,666
Borrowings	64,707	64,703	64,693	64,684	64,675
Stockholders' equity	$881,885	$842,682	$810,537	$778,957	$745,586

Shares outstanding	53,844,009	53,623,740	53,579,013	53,526,882	53,495,208
Book value per share	$16.38	$15.71	$15.13	$14.55	$13.94
Tangible book value per share (1)	$16.12	$15.45	$14.86	$14.29	$13.67

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.58%	3.47%	3.36%	3.44%	3.56%
Return on average assets	1.54%	1.80%	1.67%	1.69%	1.75%
Return on average common stockholders' equity	16.23%	19.75%	18.69%	18.72%	19.42%
Efficiency ratio	33.11%	30.83%	31.76%	34.30%	34.36%
Non-interest expense to average earning assets	1.29%	1.17%	1.16%	1.28%	1.31%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.68%	10.50%	10.39%	10.18%	10.30%
Tier 1 capital to risk-weighted assets	10.68%	10.50%	10.39%	10.19%	10.30%
Total capital to risk-weighted assets	12.54%	12.31%	12.27%	12.02%	12.21%
Tier 1 capital to average assets	9.56%	9.13%	8.88%	9.00%	9.03%
Tangible common equity to total tangible assets (1)	9.28%	9.27%	8.86%	8.76%	8.81%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2020	March 31, 2019	% Change
ASSETS
Cash and due from banks	$80,461	$71,058	13%
Interest-bearing balances due from depository institutions	297,943	547,036	(46)%
Federal funds sold	306,127	181,435	69%
Cash and cash equivalents	684,531	799,529	(14)%
Available for sale debt securities, at fair value	826,782	631,696	31%
Held to maturity debt securities (fair value of $250 at March 31, 2020 and 2019)	250	250	-
Mortgage loans held for sale	6,747	1,223	452%
Loans	7,568,836	6,659,908	14%
Less allowance for loan losses	(85,414)	(70,207)	22%
Loans, net	7,483,422	6,589,701	14%
Premises and equipment, net	55,992	57,664	(3)%
Goodwill and other identifiable intangible assets	14,111	14,381	(2)%
Other assets	293,047	216,392	35%
Total assets	$9,364,882	$8,310,836	13%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,925,626	$1,572,703	22%
Interest-bearing	5,907,029	5,510,963	7%
Total deposits	7,832,655	7,083,666	11%
Federal funds purchased	543,623	373,378	46%
Other borrowings	64,707	64,675	-%
Other liabilities	42,012	43,531	(3)%
Total liabilities	8,482,997	7,565,250	12%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
March 31, 2020 and March 31, 2019	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,844,009 shares issued and outstanding at March 31, 2020, and 53,495,208 shares issued and outstanding
at March 31, 2019	54	54	-%
Additional paid-in capital	221,901	218,147	2%
Retained earnings	641,980	527,853	22%
Accumulated other comprehensive income (loss)	17,448	(969)	NM
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	881,383	745,084	18%
Noncontrolling interest	502	502	-%
Total stockholders' equity	881,885	745,586	18%
Total liabilities and stockholders' equity	$9,364,882	$8,310,836	13%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended March 31,
	2020	2019
Interest income:
Interest and fees on loans	$89,385	$85,524
Taxable securities	5,154	3,746
Nontaxable securities	233	446
Federal funds sold	277	1,219
Other interest and dividends	1,718	2,764
Total interest income	96,767	93,699
Interest expense:
Deposits	16,745	22,145
Borrowed funds	2,382	2,776
Total interest expense	19,127	24,921
Net interest income	77,640	68,778
Provision for loan losses	13,584	4,885
Net interest income after provision for loan losses	64,056	63,893
Non-interest income:
Service charges on deposit accounts	1,916	1,702
Mortgage banking	1,071	575
Credit card income	1,765	1,576
Increase in cash surrender value life insurance	1,453	762
Other operating income	469	329
Total non-interest income	6,674	4,944
Non-interest expense:
Salaries and employee benefits	15,658	14,265
Equipment and occupancy expense	2,400	2,259
Third party processing and other services	3,345	2,411
Professional services	948	994
FDIC and other regulatory assessments	1,332	1,019
Other real estate owned expense	601	22
Other operating expense	3,636	4,358
Total non-interest expense	27,920	25,328
Income before income tax	42,810	43,509
Provision for income tax	8,032	8,499
Net income	34,778	35,010
Dividends on preferred stock	-	-
Net income available to common stockholders	$34,778	$35,010
Basic earnings per common share	$0.65	$0.65
Diluted earnings per common share	$0.64	$0.65

LOANS BY TYPE (UNAUDITED)
(In thousands)

	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019
Commercial, financial and agricultural	$2,771,307	$2,696,210	$2,653,934	$2,633,529	$2,522,136
Real estate - construction	548,578	521,392	550,871	603,779	556,219
Real estate - mortgage:
Owner-occupied commercial	1,678,532	1,587,478	1,526,911	1,538,279	1,500,595
1-4 family mortgage	675,870	644,188	632,346	630,963	629,285
Other mortgage	1,834,137	1,747,394	1,592,072	1,496,512	1,394,611
Subtotal: Real estate - mortgage	4,188,539	3,979,060	3,751,329	3,665,754	3,524,491
Consumer	60,412	64,789	65,935	64,824	57,062
Total loans	$7,568,836	$7,261,451	$7,022,069	$6,967,886	$6,659,908

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019
Allowance for loan losses:
Beginning balance	$76,584	$77,192	$71,386	$70,207	$68,600
Loans charged off:
Commercial financial and agricultural	2,640	4,742	3,626	3,610	3,037
Real estate - construction	454	-	-	-	-
Real estate - mortgage	1,678	1,689	4,974	169	50
Consumer	58	139	172	63	218
Total charge offs	4,830	6,570	8,772	3,842	3,305
Recoveries:
Commercial financial and agricultural	62	51	126	117	12
Real estate - construction	1	1	1	-	1
Real estate - mortgage	1	2	-	4	7
Consumer	12	24	60	16	7
Total recoveries	76	78	187	137	27
Net charge-offs	4,754	6,492	8,585	3,705	3,278
Allocation from Loan Guarantee Program	-	-	7,406	-	-
Provision for loan losses	13,584	5,884	6,985	4,884	4,885
Ending balance	$85,414	$76,584	$77,192	$71,386	$70,207

Allowance for loan losses to total loans	1.13%	1.05%	1.10%	1.02%	1.05%
Allowance for loan losses to total average
loans	1.16%	1.08%	1.11%	1.05%	1.06%
Net charge-offs to total average loans	0.26%	0.36%	0.49%	0.22%	0.20%
Provision for loan losses to total average
loans	0.74%	0.33%	0.40%	0.29%	0.30%
Nonperforming assets:
Nonaccrual loans	$28,914	$30,091	$35,732	$21,840	$22,154
Loans 90+ days past due and accruing	4,954	6,021	5,317	10,299	5,021
Other real estate owned and
repossessed assets	7,448	8,178	5,337	5,649	5,480
Total	$41,316	$44,290	$46,386	$37,788	$32,655

Nonperforming loans to total loans	0.45%	0.50%	0.58%	0.46%	0.41%
Nonperforming assets to total assets	0.44%	0.50%	0.52%	0.43%	0.39%
Nonperforming assets to earning assets	0.45%	0.50%	0.53%	0.44%	0.40%
Reserve for loan losses to nonaccrual loans	295.41%	254.51%	216.03%	326.86%	316.90%

Restructured accruing loans	$975	$625	$3,468	$2,742	$2,742

Restructured accruing loans to total loans	0.01%	0.01%	0.05%	0.04%	0.04%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019
Beginning balance:	$3,330	$11,248	$11,284	$12,289	$14,555
Additions	350	250	-	-	-
Net (paydowns) / advances	(232)	(3,481)	714	(12)	(766)
Charge-offs	(1,081)	(1,333)	(750)	(993)	(1,500)
Transfer to OREO	-	(3,354)	-	-	-
	$2,367	$3,330	$11,248	$11,284	$12,289

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019	1st Quarter 2019
Interest income:
Interest and fees on loans	$89,385	$89,407	$90,767	$88,610	$85,524
Taxable securities	5,154	4,702	4,367	4,193	3,746
Nontaxable securities	233	274	316	393	446
Federal funds sold	277	1,053	1,768	1,998	1,219
Other interest and dividends	1,718	2,751	3,912	2,593	2,764
Total interest income	96,767	98,187	101,130	97,787	93,699
Interest expense:
Deposits	16,745	19,786	24,787	24,240	22,145
Borrowed funds	2,382	2,624	3,338	3,462	2,776
Total interest expense	19,127	22,410	28,125	27,702	24,921
Net interest income	77,640	75,777	73,005	70,085	68,778
Provision for loan losses	13,584	5,884	6,985	4,884	4,885
Net interest income after provision for loan losses	64,056	69,893	66,020	65,201	63,893
Non-interest income:
Service charges on deposit accounts	1,916	1,806	1,735	1,786	1,702
Mortgage banking	1,071	1,366	1,333	1,087	575
Credit card income	1,765	1,891	1,868	1,741	1,576
Securities (losses) gains	-	(1)	34	(6)	-
Increase in cash surrender value life insurance	1,453	1,419	787	778	762
Other operating income	469	455	445	392	329
Total non-interest income	6,674	6,936	6,202	5,778	4,944
Non-interest expense:
Salaries and employee benefits	15,658	13,680	15,499	14,339	14,265
Equipment and occupancy expense	2,400	2,339	2,387	2,287	2,259
Third party processing and other services	3,345	3,176	2,923	2,724	2,411
Professional services	948	1,163	887	1,191	994
FDIC and other regulatory assessments (credits)	1,332	1,171	(296)	1,081	1,019
Other real estate owned expense	601	103	78	212	22
Other operating expense	3,636	3,871	3,675	4,188	4,358
Total non-interest expense	27,920	25,503	25,153	26,022	25,328
Income before income tax	42,810	51,326	47,069	44,957	43,509
Provision for income tax	8,032	10,289	9,506	9,324	8,499
Net income	34,778	41,037	37,563	35,633	35,010
Dividends on preferred stock	-	32	-	31	-
Net income available to common stockholders	$34,778	$41,005	$37,563	$35,602	$35,010
Basic earnings per common share	$0.65	$0.77	$0.70	$0.67	$0.65
Diluted earnings per common share	$0.64	$0.76	$0.69	$0.66	$0.65

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	1st Quarter 2020		4th Quarter 2019		3rd Quarter 2019		2nd Quarter 2019		1st Quarter 2019
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$7,328,594	4.89%	$7,066,576	5.00%	$6,927,075	5.18%	$6,756,927	5.24%	$6,570,920	5.26%
Tax-exempt (2)	32,555	4.04	35,563	4.00	34,195	3.98	32,124	3.83	30,577	3.81
Total loans, net of
unearned income	7,361,149	4.88	7,102,139	4.99	6,961,270	5.17	6,789,051	5.23	6,601,497	5.25
Mortgage loans held for sale	4,282	2.16	6,505	2.44	6,482	2.45	5,208	3.85	1,614	6.53
Debt securities:
Taxable	750,413	2.75	670,732	2.81	595,405	2.93	565,491	2.97	518,955	2.89
Tax-exempt (2)	44,029	2.33	50,825	2.17	59,992	2.21	77,364	2.10	87,537	2.12
Total securities (3)	794,442	2.72	721,557	2.76	655,397	2.87	642,855	2.86	606,492	2.78
Federal funds sold	105,423	1.06	238,927	1.75	312,968	2.24	323,714	2.48	192,690	2.57
Interest-bearing balances with banks	469,199	1.47	602,755	1.81	690,973	2.25	411,481	2.53	438,099	2.56
Total interest-earning assets	$8,734,495	4.46%	$8,671,883	4.49%	$8,627,090	4.65%	$8,172,309	4.80%	$7,840,392	4.85%
Non-interest-earning assets:
Cash and due from banks	66,140		70,381		71,418		76,988		74,430
Net premises and equipment	58,066		57,986		58,243		58,607		58,852
Allowance for loan losses, accrued
interest and other assets	241,479		233,885		162,654		156,264		149,941
Total assets	$9,100,180		$9,034,135		$8,919,405		$8,464,168		$8,123,615

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$956,803	0.57%	$961,258	0.69%	$900,754	0.84%	$909,847	0.88%	$942,686	0.86%
Savings	67,380	0.50	62,311	0.53	57,431	0.60	54,391	0.57	54,086	0.55
Money market	4,061,286	1.10	4,189,283	1.34	4,265,435	1.76	3,932,459	1.88	3,758,162	1.78
Time deposits	805,924	2.09	712,155	2.15	703,278	2.20	694,414	2.16	698,976	2.06
Total interest-bearing deposits	5,891,393	1.14	5,925,007	1.32	5,926,898	1.66	5,591,111	1.74	5,453,910	1.65
Federal funds purchased	492,638	1.31	420,066	1.74	441,526	2.30	418,486	2.57	312,989	2.59
Other borrowings	64,707	4.85	64,698	4.79	64,689	4.79	64,680	4.84	64,671	4.90
Total interest-bearing liabilities	$6,448,738	1.19%	$6,409,771	1.39%	$6,433,113	1.73%	$6,074,277	1.83%	$5,831,570	1.73%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	1,749,671		1,759,671		1,654,928		1,591,722		1,524,502
Other liabilities	39,801		41,112		34,070		35,161		36,362
Stockholders' equity	853,800		818,320		792,284		763,742		735,611
Accumulated other comprehensive
income (loss)	8,170		5,261		5,010		(734)		(4,430)
Total liabilities and
stockholders' equity	$9,100,180		$9,034,135		$8,919,405		$8,464,168		$8,123,615
Net interest spread		3.27%		3.10%		2.92%		2.97%		3.12%
Net interest margin		3.58%		3.47%		3.36%		3.44%		3.56%

(1)							Average loans include loans on which the accrual of interest has been discontinued.
(2)							Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)							Unrealized losses on available-for-sale debt securities are excluded from the yield calculation.